                                                                  Exhibit (c)(1)



                                                                [CONFORMED COPY]






                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 5, 1998

                                      AMONG

                         GKN NORTH AMERICA INCORPORATED,

                      GKN NORTH AMERICA MANUFACTURING INC.

                                       AND

                            THE INTERLAKE CORPORATION

                                TABLE OF CONTENTS


                                                                                                               PAGE


                                    ARTICLE I

                                    THE OFFER

    1.01     The Offer............................................................................................2
    1.02     Company Actions......................................................................................3
    1.03     Directors............................................................................................5


                                   ARTICLE II

                                   THE MERGER

    2.01     The Merger...........................................................................................6
    2.02     Effective Time; Closing..............................................................................6
    2.03     Effects of the Merger................................................................................7
    2.04     Certificate of Incorporation and By-Laws of the Surviving Corporation................................7
    2.05     Directors............................................................................................7
    2.06     Officers.............................................................................................7
    2.07     Conversion of Shares.................................................................................7
    2.08     Conversion of the Purchaser Common Stock.............................................................8
    2.09     Company Option Plans; Discharge of Certain Severance Obligations.....................................9
    2.10     Stockholders' Meeting................................................................................9
    2.11     Merger Without Meeting of Stockholders..............................................................10


                                   ARTICLE III

                      DISSENTING SHARES; PAYMENT FOR SHARES

    3.01     Dissenting Shares...................................................................................10
    3.02     Payment for Shares..................................................................................11



                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    4.01     Organization and Qualification; Subsidiaries........................................................13
    4.02     Certificate of Incorporation and ByLaws.............................................................14
    4.03     Capitalization......................................................................................14
    4.04     Authority Relative to This Agreement................................................................15
    4.05     No Conflict; Required Filings and Consents..........................................................15
    4.06     SEC Reports and Financial Statements................................................................16
    4.07     Information.........................................................................................17
    4.08     Litigation..........................................................................................18
    4.09     Compliance with Applicable Laws.....................................................................18
    4.10     Employee Benefit Plans..............................................................................18
    4.11     Labor Matters.......................................................................................20
    4.12     Intellectual Property...............................................................................20
    4.13     Environmental Matters...............................................................................21
    4.14     Absence of Certain Changes or Events................................................................22
    4.15     Real Property.......................................................................................22
    4.16     Tax Matters.........................................................................................22
    4.17     Certain Approvals...................................................................................23
    4.18     Required Vote of Company Stockholders...............................................................23
    4.19     Opinion of Financial Advisor........................................................................23
    4.20     Rights Agreement....................................................................................23
    4.21     Brokers.............................................................................................24



                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

    5.01     Organization and Qualification......................................................................24
    5.02     Authority Relative to This Agreement................................................................24
    5.03     No Conflict; Required Filings and Consents..........................................................24
    5.04     Information.........................................................................................25
    5.05     Financing...........................................................................................25
    5.06     Ownership of Company Common Stock...................................................................26
    5.07     Brokers.............................................................................................26



                                   ARTICLE VI

                                    COVENANTS



                                      (ii)

    6.01     Conduct of Business of the Company..................................................................26
    6.02     Access to Information...............................................................................28
    6.03     Reasonable Best Efforts.............................................................................29
    6.04     Consents............................................................................................30
    6.05     Public Announcements................................................................................30
    6.06     Employee Benefit Arrangements.......................................................................31
    6.07     Indemnification.....................................................................................31
    6.08     No Solicitation.....................................................................................32
    6.09     Notification of Certain Matters.....................................................................32
    6.10     Redemption of Rights................................................................................33
    6.11     State Takeover Laws.................................................................................33



                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

    7.01     Conditions..........................................................................................33



                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER

    8.01     Termination.........................................................................................34
    8.02     Effect of Termination...............................................................................35
    8.03     Fees and Expenses...................................................................................36
    8.04     Amendment...........................................................................................36
    8.05     Extension; Waiver...................................................................................36



                                   ARTICLE IX

                                  MISCELLANEOUS

    9.01     NonSurvival of Representations and Warranties.......................................................37
    9.02     Entire Agreement; Assignment........................................................................37
    9.03     Validity............................................................................................37
    9.04     Notices.............................................................................................37
    9.05     Governing Law.......................................................................................38
    9.06     Jurisdiction........................................................................................39
    9.07     Descriptive Headings................................................................................39
    9.08     Counterparties......................................................................................39



                                     (iii)

    9.09     Parties in Interest.................................................................................39
    9.10     Certain Definitions.................................................................................39
    9.11     Specific Performance................................................................................40
    9.12     Severability........................................................................................40
    9.13     Waiver of Jury Trial................................................................................40



ANNEX I      Conditions to the Offer


                                      (iv)

                             Index to Defined Terms

                                                                                                               Page

1998 Balance Sheet...............................................................................................17
Acquiring Person.................................................................................................23
Acquisition Transaction..........................................................................................32
affiliate    ....................................................................................................39
Agreement    .....................................................................................................1
Alternative Proposal.............................................................................................32
Antitrust Authority..............................................................................................30
Blue Sky Laws....................................................................................................16
Board        .....................................................................................................1
Certificates ....................................................................................................11
Code         ....................................................................................................19
Collective Bargaining Agreements.................................................................................20
Commitment Amount................................................................................................36
Common Share Merger Price.........................................................................................8
Common Share Offer Price..........................................................................................1
Common Shares.....................................................................................................1
Company      .....................................................................................................1
Company Disclosure Statement.....................................................................................13
Company Representatives..........................................................................................29
Condition    .....................................................................................................1
Confidentiality Agreement........................................................................................37
Consent      ....................................................................................................16
control      ....................................................................................................39
controlled by....................................................................................................39
controlling  ....................................................................................................39
Dissenting Shares................................................................................................10
Distribution Date................................................................................................24
Effective Time....................................................................................................6
Employee Benefit Arrangement.....................................................................................28
Environmental Law................................................................................................21
ERISA        ....................................................................................................18
Exchange Act .....................................................................................................2
Exon-Florio Provision............................................................................................16
Fairness Opinion..................................................................................................4
GAAP         ....................................................................................................16
GCL          .....................................................................................................1
Governmental Entity..............................................................................................16
group        ....................................................................................................39
Hazardous Substance..............................................................................................22


                                      (v)

HB           .....................................................................................................5
HC 2000 Project..................................................................................................22
Hoeganaes    .....................................................................................................5
HSR Act      ....................................................................................................16
Indemnified Parties..............................................................................................31
Initial Expiration Date...........................................................................................2
Intellectual Property............................................................................................21
International Traffic in Arms Regulations........................................................................16
IRS..............................................................................................................19
Laws         ....................................................................................................18
Licensed Intellectual Property...................................................................................20
Lien         ....................................................................................................15
Material Adverse Effect on the Company...........................................................................13
Merger       .....................................................................................................1
Merger Consideration..............................................................................................8
Minimum Condition.................................................................................................1
Morgan Stanley....................................................................................................4
Nonvoting Common Shares...........................................................................................8
Nonvoting Merger Price............................................................................................8
Offer        .....................................................................................................1
Offer Documents...................................................................................................2
Offer Prices .....................................................................................................1
Offer to Purchase.................................................................................................2
Option       .....................................................................................................9
Option Plans .....................................................................................................9
Other Filings....................................................................................................17
Owned Intellectual Property......................................................................................20
Parent       .....................................................................................................1
Parent Representatives...........................................................................................29
Paying Agent ....................................................................................................11
person       ....................................................................................................39
Phase II Budget..................................................................................................22
Plans        ....................................................................................................18
Proportionate Percentage..........................................................................................5
Proxy Statement..................................................................................................10
Purchaser    .....................................................................................................1
Qualified Plans..................................................................................................19
Quarterly Financial Statements...................................................................................17
Research Agreement...............................................................................................21
Rights       .....................................................................................................1
Rights Agreement..................................................................................................1
Schedule 14D-9....................................................................................................3
SEC          .....................................................................................................2



                                      (vi)

SEC Reports  ....................................................................................................16
Series A Merger Price.............................................................................................8
Series A Share Offer Price........................................................................................1
Series A Shares...................................................................................................1
Share Acquisition Date...........................................................................................23
Shares       .....................................................................................................1
Significant Subsidiary...........................................................................................13
Special Meeting...................................................................................................9
subsidiaries ....................................................................................................39
Subsidiary   ................................................................................................13, 39
Surviving Corporation.............................................................................................6
Tax Return   ....................................................................................................23
Taxes        ....................................................................................................23
Transactions .....................................................................................................1
under common control with........................................................................................39
Violation    ....................................................................................................15
Voting Debt  ....................................................................................................14

                                      (vii)

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER dated as of December 5, 1998 (this "Agreement"), by and among GKN NORTH AMERICA INCORPORATED, a Delaware corporation ("Parent"), GKN NORTH AMERICA MANUFACTURING INC., a Delaware corporation and wholly-owned subsidiary of Parent (the "Purchaser"), and THE INTERLAKE CORPORATION, a Delaware corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, in furtherance of such acquisition, Parent proposes to cause the Purchaser to commence a cash tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase
(i) all of the issued and outstanding shares of Common Stock, par value $1.00 per share, of the Company (the "Common Shares") (including the associated Common Share purchase rights (the "Rights") issued pursuant to that certain Rights Agreement dated as of January 26, 1989 between the Company and The First National Bank of Chicago, as Rights Agent (the "Rights Agreement")) at a price per Common Share of $7.25 (such price, as it may hereafter be increased, the "Common Share Offer Price"), net to the seller in cash, and (ii) all of the outstanding shares of Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Company (the "Series A Shares" and, together with the Common Shares, the "Shares"), at a price per Series A Share of $1,980.87 (such price, as it may hereafter be increased, the "Series A Share Offer Price" and, together with the Common Share Offer Price, the "Offer Prices"), net to the seller in cash, in each case, upon the terms and subject to the conditions set forth in this Agreement and the Offer;

                  WHEREAS, the Board of Directors of the Company (hereinafter sometimes referred to as the "Board") has unanimously approved the Offer and the Merger (as hereinafter defined) and resolved and agreed to recommend that the Company's stockholders tender their Shares pursuant to the Offer;

                  WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the merger of the Purchaser with and into the Company, as set forth below (the "Merger") and, together with the Offer, the "Transactions", in accordance with the General Corporation Law of the State of Delaware (the "GCL") following the consummation of the Offer and upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Share and Nonvoting Common Share (as hereinafter defined), if any, not owned directly or indirectly by Parent or the Company will be converted into the right to receive the Merger Consideration (as hereinafter defined) applicable thereto; and

                  WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, the Purchaser and the Company agree as follows:


                                    ARTICLE I

                                    THE OFFER

                  SECTION 1.01      The Offer.

               (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.01 and none of the events set forth in clauses (a) through (i) of Annex I hereto (as hereinafter provided) shall have occurred or be existing, the Purchaser shall, and Parent shall cause the Purchaser to, commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as promptly as reasonably practicable after the date hereof, but in any event not later than five business days after the initial public announcement of the Purchaser's intent to commence the Offer, the Offer for all outstanding Shares at the Offer Price applicable to such Shares. The Offer Prices shall, subject to applicable withholding taxes, be net to the seller in cash upon the terms and subject to the conditions of the Offer. The initial expiration date for the Offer shall be the twentieth business day from and after the date the Offer is commenced, including the date of commencement as the first business day in accordance with Rule 14d-2 under the Exchange Act (the "Initial Expiration Date"). As soon as reasonably practicable, the Purchaser shall file with the Securities and Exchange Commission (the "SEC") the Purchaser's Tender Offer Statement on Schedule 14D-1 (together with any supplements or amendments thereto, the "Offer Documents"), which shall contain (as an exhibit thereto) the Purchaser's Offer to Purchase (the "Offer to Purchase"), which shall be mailed to the holders of Shares with respect to the Offer. The obligation of Parent to accept for payment or pay for any Shares tendered pursuant to the Offer will be subject only to the satisfaction of the conditions set forth in Annex I hereto. The Purchaser expressly reserves the right to waive any such condition, to increase the price per Share payable in the Offer, and to make any other changes in the terms and conditions of the Offer; provided, however, that without the prior written consent of the Company, the Purchaser shall not decrease the price per Share or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, change the conditions set forth in Annex I (or broaden the scope thereof) or waive the Minimum Condition (as defined in Annex I). Subject to the terms of the Offer and this Agreement and the satisfaction or waiver (to the extent permitted by this Agreement) of all the conditions of the Offer set forth in Annex I hereto as of any expiration date, the Purchaser will accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after such expiration date of the Offer. Subject to Section 8.01, if the conditions set forth in Annex I hereto are not satisfied or, to the extent permitted by this Agreement, waived by Parent, as of the Initial Expiration Date (or any subsequently scheduled expiration date), the Purchaser shall be permitted to extend the Offer from time to time for the shortest time periods which Parent reasonably believes are necessary until the consummation of the Offer. In addition, the Purchaser shall be permitted to extend the Offer on one or more occasions for an aggregate period of not more than ten business days beyond the latest expiration date if, as of such date, all of the conditions set forth in Annex I are satisfied or waived by Parent, but the number of Common Shares and Series A Shares validly tendered and not withdrawn pursuant to the Offer (after giving effect to the conversion of all such Series A Shares to Common Shares) equals 80% or more but less than 90% of the then outstanding Common Shares on a fully diluted basis (not taking into account the Rights). The Purchaser agrees that if the conditions set forth in clauses (a) and (b) of Annex I are not satisfied on any scheduled expiration date of the Offer, the Purchaser shall extend the Offer from time to time until such condition is satisfied or waived; provided, however, that the Purchaser shall not be required to extend the Offer beyond the date five months following the commencement of the Offer.

               (b) The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to stockholders of the Company, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC.

                  SECTION 1.02      Company Actions.

               (a) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC and mail to the holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9"). The Company hereby approves of and consents to the Offer and represents, and the Schedule 14D-9 will set forth, that (i) the Board, at a meeting duly called and held on December 4, 1998, has unanimously adopted resolutions (A) determining that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (B) approving and adopting this Agreement and the transactions contemplated hereby, the Offer and the Merger in accordance with Section 203 of the GCL, and (C) recommending acceptance of the Offer and approval and adoption of the Merger and this Agreement and the transactions contemplated hereby by the Company's stockholders (in accordance with the requirements of the Company's Restated Certificate of Incorporation and of applicable law), and (ii) Morgan Stanley & Co. Incorporated ("Morgan Stanley") has delivered to the Board of Directors of the Company its written opinion that the Common Share Offer Price and the Common Share Merger Price are fair, from a financial point of view, to the holders of Common Shares (the "Fairness Opinion"); provided, however, that such recommendation and approval of the Board of Directors of the Company may be withdrawn, modified or amended to the extent that the Board deems it necessary to do so in the exercise of its fiduciary obligations after being advised with respect thereto by outside counsel. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence. The Company hereby represents and warrants that it has been authorized by Morgan Stanley to permit the inclusion of the Fairness Opinion and references thereto, subject to prior review by Morgan Stanley, in the Offer Documents, the Schedule 14D-9 and the Proxy Statement (as hereinafter defined). The Company has been advised by each of W. Robert Reum, Stephen Gregory, Stephen R. Smith and its directors that they intend to tender all Shares beneficially owned by them to the Purchaser pursuant to the Offer or to vote such Shares in favor of the approval and adoption by the stockholders of the Company of this Agreement and the Merger.

               (b) Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by any of them for use in the Schedule 14D-9 that shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities laws. Parent, the Purchaser and their counsel shall be given an opportunity to review the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC.

               (c) The Company shall promptly furnish the Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish the Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, the Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and the Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated in accordance with
Section 8.01, shall deliver to the Company all copies of such information then in their possession.

                SECTION 1.03      Directors.

               (a) Subject to compliance with applicable law, promptly upon the payment by the Purchaser for Shares pursuant to the Offer which fulfills the Minimum Condition, and from time to time thereafter, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on the Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Common Shares and Series A Shares (after giving effect to the conversion of all such Series A Shares to Common Shares) beneficially owned by the Purchaser or its affiliates following such purchase bears to the total number of fully diluted Common Shares (not taking into account the Rights) then outstanding (the "Proportionate Percentage"), and the Company shall, upon request of Parent, promptly take all actions necessary to cause the Purchaser's designees to be so elected, including increasing the size of the Board or securing the resignations of incumbent directors or both. At such times, the Company shall use its reasonable best efforts to cause persons designated by the Purchaser to constitute the Proportionate Percentage of (i) each committee of the Board, (ii) each board of directors of each domestic Subsidiary (other than Hoeganaes (as defined below)), (iii) each committee of each such board, in each case to the extent permitted by applicable law, and (iv) the directors that the Company is entitled to nominate to the board of directors of Hoeganaes Corporation, a Delaware corporation and an 80% subsidiary of the Company ("Hoeganaes"), pursuant to the Amended and Restated Stockholders Agreement, dated as of September 28, 1994, among The Interlake Companies, Inc., a Delaware corporation, Hoganas AB, a Swedish corporation ("HB") and Hoeganaes. Notwithstanding the foregoing, until the earlier of (i) the time the Purchaser acquires that number of Common Shares and Series A Shares that (after giving effect to the conversion of all such Series A Shares to Common Shares) represents at least two-thirds (662/3%) of the outstanding Common Shares on a fully diluted basis (not taking into account the Rights) and (ii) the Effective Time, the Company shall use its reasonable best efforts to ensure that all the members of the Board and each committee of the Board and such boards and committees of the domestic Subsidiaries as of the date hereof who are not employees of the Company shall remain members of the Board and of such boards and committees.

               (b) The Company's obligations to appoint the Purchaser's designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this
Section 1.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.03. Parent or the

Purchaser will supply to the Company any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.


               (c) From and after the election or appointment of the Purchaser's designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder, or any other action taken by the Board in connection with this Agreement, will require the concurrence of a majority of the directors of the Company then in office who neither were designated by the Purchaser nor are employees of the Company.


                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the applicable provisions of this Agreement and the GCL, at the Effective Time (as defined in Section 2.02), the Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Parent. At the option of Parent and provided that such amendment does not delay the Effective Time, the Merger may be structured so that, and this Agreement shall thereupon be amended to provide that, the Company shall be merged with and into the Purchaser or another direct or indirect wholly-owned subsidiary of Parent, with the Purchaser or such other subsidiary of Parent continuing as the Surviving Corporation; provided, however, that the Company shall be deemed not to have breached any of its representations and warranties herein if and to the extent such breach would have been attributable to such election. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide that the Purchaser or another wholly-owned subsidiary of Parent shall be the Surviving Corporation.

                  SECTION 2.02 Effective Time; Closing. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the Company shall execute in the manner required by the GCL and deliver to the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, or, if permitted, a certificate of ownership and merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time". Prior to such filing, a closing shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

               SECTION 2.03 Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in Section 259 of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and the Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

               SECTION 2.04 Certificate of Incorporation and By-Laws of the Surviving Corporation.

                       (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by law and such certificate of incorporation; provided, however, that, at the Effective Time, the Restated Certificate of Incorporation of the Company shall be amended in its entirety to be substantially identical to the certificate of incorporation of the Purchaser.

                       (b) Subject to the provisions of Section 6.07 of this Agreement, the by-laws of the Purchaser in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such by-laws.

                  SECTION 2.05 Directors. Subject to applicable law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

                  SECTION 2.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 2.07 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company or the holders thereof, (a) each Common Share issued and outstanding immediately prior to the Effective Time (other than any Common Shares held by Parent, the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Common Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares (as defined in Section 3.01)) shall be cancelled and shall be converted automatically into the right to receive in cash the Common Share Offer Price, payable to the holder thereof, without any interest thereon, less any required withholding taxes (the "Common Share Merger Price"), upon surrender and exchange of the Certificates (as defined in Section 3.02(a)), (b) each Series A Share issued and outstanding immediately prior to the Effective Time (other than any Series A Shares held by Parent, the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Series A Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares) shall be cancelled and shall be converted automatically into the right to receive in cash the Series A Share Offer Price payable to the holder thereof, without any interest thereon, less any required withholding taxes (the "Series A Merger Price"), upon surrender and exchange of Certificates, and (c) each share of Nonvoting Common Stock, par value $1.00 per share, of the Company (the "Nonvoting Common Shares") issued and outstanding immediately prior to the Effective Time (other than any Nonvoting Common Shares held by Parent, the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Nonvoting Common Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto, and other than Dissenting Shares) shall be cancelled and shall be converted automatically into the right to receive in cash the Common Share Offer Price, payable to the holder thereof, without any interest thereon, less any required withholding taxes (the "Nonvoting Merger Price" and, together with the Common Share Merger Price and the Series A Merger Price, the "Merger Consideration"), upon surrender and exchange of the Certificates. The holders of such Certificates previously evidencing Shares or Nonvoting Common Shares, as the case may be, outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Common Shares, the Series A Shares or the Nonvoting Common Shares, except as otherwise provided herein or by law and, upon the surrender of such Certificates in accordance with the provisions of Section 3.02(b), shall only represent the right to receive for such Shares or Nonvoting Common Shares, the aggregate Merger Consideration relating thereto without any interest thereon.

                  SECTION 2.08 Conversion of the Purchaser Common Stock. At the Effective Time, each share of common stock, par value $.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                  SECTION 2.09 Company Option Plans; Discharge of Certain Severance Obligations.

                       (a) Parent and the Company shall take all actions necessary so that, immediately prior to the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer, (i) each outstanding option to purchase Common Shares (an "Option") granted under the Company's 1986, 1989, 1997 and 1998 Stock Incentive Programs (collectively, the "Option Plans"), whether or not then exercisable or vested, shall become fully exercisable and vested, (ii) each Option that is then outstanding shall be cancelled and (iii) in consideration of such cancellation, and except to the extent that Parent or the Purchaser and the holder of any such Option otherwise agree, immediately following consummation of the Offer, the Company shall pay to such holders of Options an amount in respect thereof equal to the product of (A) the excess of the Common Share Offer Price over the exercise price thereof and (B) the number of Common Shares subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto); provided that the foregoing shall be subject to the obtaining of any necessary consents of holders of Options, it being agreed that the Company and Parent will use their reasonable best efforts to obtain any such consents.

                       (b) Parent and the Company shall take all actions necessary so that, at the Effective Time of the Merger, (i) the employment of each of Messrs. W. Robert Reum, Stephen Gregory and Stephen R. Smith is deemed to be terminated following a change in control, and (ii) all obligations to each of said Company officers upon a termination following a change in control that are dischargeable in cash, as set forth in those certain Severance Pay Agreements dated as of March 1, 1994 between the Company and each of said officers and in that certain Trust Agreement dated as of February 17, 1988 between the Company and U.S. Trust Company of California, N.A., as amended to date, shall have been so discharged.

                  SECTION 2.10      Stockholders' Meeting.

                       (a) If required by the Company's Restated Certificate of Incorporation and/or applicable law in order to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law and the Company's Restated Certificate of Incorporation and by-laws:

                              (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following consummation of the Offer for the purpose of considering and taking action upon this Agreement and the Merger;

                              (ii) prepare and file, in cooperation with Parent and the Purchaser, with the SEC a preliminary proxy statement relating to the Merger and this Agreement and use its reasonable best efforts
         (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                  (iii) subject to the fiduciary obligations of the Board under applicable law as advised by outside counsel, include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement and the Merger.


                           (b) Parent agrees that it will vote, or cause to be
voted, all of the Common Shares then owned by it, the Purchaser or any of its other subsidiaries in favor of the approval of the Merger and the adoption of this Agreement.

                  SECTION 2.11 Merger Without Meeting of Stockholders. Notwithstanding Section 2.10, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of stock of the Company pursuant to the Offer or otherwise, the parties hereto agree, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition without a meeting of stockholders of the Company, in accordance with Section 253 of the GCL.


                                   ARTICLE III

                      DISSENTING SHARES; PAYMENT FOR SHARES

                  SECTION 3.01 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares or Nonvoting Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Shares or Nonvoting Common Shares in accordance with Section 262 of the GCL, if such Section 262 provides for appraisal rights for such Shares or Nonvoting Common Shares in the Merger ("Dissenting Shares"), shall not be converted into or represent the right to receive the applicable Merger Consideration as provided in Section 2.07, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal and payment under the GCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the applicable Merger Consideration to which such holder is entitled, without any interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares or Nonvoting Common Shares, withdrawals of such demands, and any other instruments served pursuant to the GCL and, prior to the Effective Time, Parent shall have the opportunity to direct all negotiations and proceedings with respect to such demands for appraisal under the GCL. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                  SECTION 3.02      Payment for Shares.

                           (a) From and after the Effective Time, a bank or
trust company designated by Parent or the Purchaser shall act as paying agent (the "Paying Agent") in effecting the payment of the applicable Merger Consideration in respect of certificates (the "Certificates") that, prior to the Effective Time, represented Shares or Nonvoting Common Shares entitled to payment of the applicable Merger Consideration pursuant to Section 2.07. Parent or the Purchaser shall cause the Surviving Corporation to provide the Paying Agent with cash in amounts necessary to pay for all the Shares and Nonvoting Common Shares pursuant to Section 2.07, as and when such amounts are needed by the Paying Agent. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $50 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

                           (b) Promptly after the Effective Time, the Paying
Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares or Nonvoting Common Shares (other than Certificates representing Dissenting Shares and Certificates representing Shares or Nonvoting Common Shares held by Parent or the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and (ii) instructions for use in surrendering such Certificates in exchange for payment therefor. Upon the surrender of each such Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Paying Agent shall pay the holder of such Certificate the applicable Merger Consideration multiplied by the number of Shares or Nonvoting Common Shares formerly represented by such Certificate, in consideration therefor, and such Certificate shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares or Nonvoting Common Shares held by Parent or the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be paid to any person other than the person in whose name the Certificate formerly representing Shares or Nonvoting Common Shares surrendered therefor is registered, it shall be a condition to such right to receive such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Certificate shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                           (c) At any time following the sixth month after the
Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver any funds which had been made available to the Paying Agent and not disbursed to holders of Shares or Nonvoting Common Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), Certificates and other documents in its possession relating to the Transactions, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing Shares or Nonvoting Common Shares may surrender such Certificate to the Surviving Corporation and receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest or dividends thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share or a Nonvoting Common Share for any Merger Consideration delivered in respect of such Share or Nonvoting Common Share to a public official pursuant to any abandoned property, escheat or other similar law.

                           (d) At the close of business on the day of the
Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of any Shares or Nonvoting Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares or Nonvoting Common Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Consideration relating thereto, as provided in this Article III, subject to applicable law in the case of Dissenting Shares. From and after the Effective Time, the holders of Shares or Nonvoting Common Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares or Nonvoting Common Shares, except as otherwise provided herein or by applicable law.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and the Purchaser that, except as set forth in the Company Disclosure Statement delivered to Parent and the Purchaser prior to the execution of this Agreement (the "Company Disclosure Statement"):

                  SECTION 4.01 Organization and Qualification; Subsidiaries. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each subsidiary of the Company (a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each Subsidiary has the requisite corporate power and authority and all necessary governmental approvals to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the nature of its business or the character of the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company," as used in this Agreement, means any change or effect that is or is reasonably likely to be materially adverse to the business, operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company and its Subsidiaries taken as a whole, except for (i) any change or effect resulting from general economic, financial or market conditions, (ii) any change or effect resulting from conditions or circumstances generally affecting the automotive, aerospace and/or storage rack industries, or (iii) any change or effect resulting from (x) legal or market actions taken by any customer of the Company or any Subsidiary or any minority stockholder of a Subsidiary or (y) the departure of any employee of the Company or any Subsidiary, in either case, in response to the announcement of the Transactions. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 4.01 of the Company Disclosure Statement. Except as disclosed in Section 4.01 of the Company Disclosure Statement, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  (b) Each Subsidiary that is material to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole is so identified in Section 4.01 of the Disclosure Schedule and is referred to herein as a "Significant Subsidiary".

                  SECTION 4.02 Certificate of Incorporation and By-Laws. The Company has heretofore furnished to Parent and the Purchaser a complete and correct copy of the Certificate of Incorporation and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Significant Subsidiary. Such Certificates of Incorporation, by-laws and equivalent organizational documents of the Company and of each Significant Subsidiary are in full force and effect. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, by-laws or equivalent organizational documents in any material respect.

                  SECTION 4.03 Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 Common Shares, (ii) 15,000,000 Nonvoting Common Shares and (iii) 2,000,000 shares of Serial Preferred Stock, par value $1.00 per share. As of the date hereof, there are 23,175,142 Common Shares and 40,000 Series A Shares issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, and the Company has no other shares of capital stock issued or outstanding other than 355,313 Common Shares held in the treasury of the Company. The Company has no shares of capital stock reserved for issuance, except that, as of the date hereof, there are (i) 3,213,920 Common Shares reserved for issuance pursuant to the Option Plans, (ii) 10,471,204 Common Shares reserved for issuance upon conversion of the Series A Shares and (iii) 23,530,455 Common Shares reserved for issuance pursuant to the Rights Agreement. Since September 27, 1998, the Company (i) has not issued any shares of capital stock except pursuant to the exercise of Options, (ii) has not granted any options to purchase Common Shares under the Option Plans and (iii) has not split, combined, converted or reclassified any of its shares of capital stock. All Common Shares which may be issued pursuant to the exercise of outstanding Options and the conversion of Series A Shares will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into Shares having such rights) ("Voting Debt") of the Company or any Subsidiary issued and outstanding. Except as set forth in this Section 4.03, there are no options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Subsidiary or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Except (i) as contemplated by the Rights Agreement, (ii) the Series A Shares, and (iii) the Company's obligations under the Option Plans, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Common Shares or the capital stock of the Company or any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Each outstanding share of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such Subsidiary) of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of any lien, claim, pledge, option, charge, security interest, right of first refusal, agreement, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien").

                  SECTION 4.04 Authority Relative to This Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of the Common Shares, to the extent required by the Company's Restated Certificate of Incorporation and by applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and the Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  SECTION 4.05      No Conflict; Required Filings and Consents.

                           (a) None of the execution and delivery of this
Agreement by the Company, the performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or violate the Restated Certificate of Incorporation or by-laws of the Company or the comparable organizational documents of any Subsidiary, (ii) conflict with or violate any laws, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company or the Subsidiaries, or by which any of them or any of their respective properties or assets is bound or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit, or the creation of any Lien on any of the properties or assets of the Company or any Subsidiary (any of the foregoing referred to in clause (ii) or this clause (iii) being a "Violation") pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected except in the case of the foregoing clauses (ii) or (iii), for any such Violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                           (b) None of the execution, delivery and performance
of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, legislative body, court, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act or any state securities or "blue sky" laws ("Blue Sky Laws"), (ii) the filing and recordation of a certificate of merger, or, if permitted, a certificate of ownership and merger, pursuant to the GCL, (iii) the pre-merger notification requirements of the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) the requirements of Section 721 of Title VII of the Defense Production Act of 1950, as amended, and the rules and regulations promulgated thereunder (the "Exon-Florio Provision"), (v) the notification requirements of the applicable International Traffic in Arms Regulations of the U.S. Department of State (the "International Traffic in Arms Regulations") and (vi) Consents the failure of which to obtain or make would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect on the Company.


                  SECTION 4.06      SEC Reports and Financial Statements.

                           (a) The Company has filed with the SEC all forms,
reports, schedules, registration statements, definitive proxy statements and documents required to be filed by the Company with the SEC since December 24, 1995 (collectively, the "SEC Reports"), and the Company has heretofore delivered to Parent such SEC Reports, in the form filed with the SEC. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder that are applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary currently has, or since December 24, 1995 has had, an independent obligation to file any form, report or other document with the SEC.

                           (b) Each of the audited consolidated balance sheets
and the related consolidated statements of operations, stockholders' equity and cash flows (including the related notes and schedules thereto) of the Company contained in the SEC Reports present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof or for the respective periods presented therein in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated except as otherwise noted therein, including the related notes.

                           (c) The consolidated balance sheets and the related
consolidated statements of operations and cash flows (including, in each case, the related notes thereto) of the

Company contained in the Forms 10-Q for the periods ended September 27, 1998, June 28, 1998 and March 29, 1998 included in the SEC Reports (collectively, the "Quarterly Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X. The Quarterly Financial Statements present fairly the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries for all periods presented therein in accordance with GAAP applied on a consistent basis throughout the periods indicated except (i) for normal and recurring year-end audit adjustments and (ii) conformity of the related notes to GAAP requirements.

                  (d) Except as and to the extent set forth on the consolidated balance sheet of the Company and the Subsidiaries as at September 27, 1998, including the notes thereto (the "1998 Balance Sheet"), neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 27, 1998, which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (e) The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect, to the extent that such amendment or modification materially modifies the terms of such agreement, document or other instrument.

            SECTION 4.07 Information. Neither the Schedule 14D-9 nor any information supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Proxy Statement or (iii) any other document to be filed with the SEC or any other Governmental Entity in connection with the Transactions (the "Other Filings") or any amendments or supplements thereto will, at the respective times filed with the SEC or other Governmental Entity or when first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement to be sent to the stockholders of the Company in connection with the Special Meeting, shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Special Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading. The Schedule 14D-9 and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser for inclusion in the Proxy Statement.

            SECTION 4.08 Litigation. Except as set forth in the SEC Reports, as of the date hereof, there is no suit, action, claim, proceeding, investigation or audit pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property or asset of the Company or any Subsidiary, before any court, arbitrator or Governmental Entity, that, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any judgment, decree, injunction, order, writ, determination or award of any Governmental Entity or arbitrator having, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in the SEC Reports, no Governmental Entity has provided notification to the Company or a Subsidiary of its intention to conduct any audit, investigation or other review with respect to the Company or such Subsidiary, which audit, investigation or review would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on the Company. Since January 1, 1995, there has not been any product recall or post-sale warning by the Company or any Subsidiary or any of their customers concerning any products manufactured, shipped, sold, marketed, distributed, processed or merchandised by the Company or any Subsidiary.

            SECTION 4.09 Compliance with Applicable Laws. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary is in violation of any foreign, federal, state or local law, regulation, order, statute, ordinance, rule, judgment, ruling or decree ("Laws") of any Governmental Entity applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as set forth in the SEC Reports, the business operations of the Company and its Subsidiaries are not being conducted in violation of any Laws, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

            SECTION 4.10 Employee Benefit Plans.

                  (a) Section 4.10(a) of the Company Disclosure Statement includes a complete list of all material employee benefit and compensation plans and programs providing benefits to any employee or former employee of the Company and its Subsidiaries sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute (collectively, the "Plans"). Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. Neither the Company nor any Subsidiary has any commitment to (i) create, incur liability with respect to, or cause to exist any other employee benefit plans, (ii) enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) modify, change or terminate any Plan, other than with respect to any modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code").

                  (b) With respect to each Plan, the Company has made available to Parent a true, correct and complete copy of: (i) all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles;
(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any.

                  (c) Each of the Company and each of its Subsidiaries has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. With respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401 (a) of the Code ("Qualified Plans"), the IRS has issued a favorable determination letter, and nothing has occurred since the date of such determination letter to adversely affect the qualified status of any Qualified Plan.

                  (d) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports to the extent required under generally accepted accounting principles.

                  (e) With respect to any Plan which is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code, there does not now exist, nor do any circumstances exist that could result in, any liability under
(i) Title IV of ERISA, (ii) Section 302 of ERISA or (iii) Sections 412 and 4971 of the Code, and there is no circumstance that exists that otherwise could reasonably be expected to result in liability to the Company or any Subsidiary pursuant to Title IV of ERISA. The Company's group benefit Plans comply in all material respects with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

                  (f) Neither the Company nor any Subsidiary has maintained, sponsored or been obligated to contribute, on behalf of any current or former employees of the Company, to a multiemployer plan (as defined in Section 3(37) of ERISA) or is liable for any withdrawal liability under Section 4201 of ERISA.

                  (g) Except as set forth in the SEC Reports, no current or former employee or director of the Company or any Subsidiary is entitled to any benefit under any Plan by reason of the Transactions, including, but not limited to, severance, stay-pay or retention bonuses, or to any acceleration, vesting, distribution or increase in benefits or obligations to fund benefits.

            SECTION 4.11 Labor Matters.

                  (a) Except as set forth in Section 4.11 of the Company Disclosure Statement, neither the Company nor any Subsidiary is a party or otherwise subject to any collective bargaining agreement or other labor union contracts. The contracts and agreements listed in Section 4.11 of the Company Disclosure Statement are hereinafter referred to as "Collective Bargaining Agreements."

                  (b) Expect as set forth in the SEC Reports or as would not, individually and in the aggregate, have a Material Adverse Effect on the Company, (i) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any material provision of such Collective Bargaining Agreements and there are no grievances outstanding against the Company or any Subsidiary under any such Collective Bargaining Agreements; (ii) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; and (iii) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary. The consent of any labor unions which are parties to such Collective Bargaining Agreements listed in Section 4.11 of the Company Disclosure Statement is not required to consummate the Transactions.

            SECTION 4.12 Intellectual Property.

                  (a) Except as would not, individually and in the aggregate, have a Material Adverse Effect on the Company, (i) the Company and each Subsidiary owns, or is licensed or otherwise has the right to use (in each case, clear of any liens or encumbrances of any kind), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted, (ii) no claims are pending or, to the best knowledge of the Company, threatened that the Company or any Subsidiary is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property and
(iii) to the best knowledge of the Company, no person is infringing on or otherwise violating any right of the Company or any Subsidiary with respect to any Intellectual Property owned by and/or licensed to the Company or any Subsidiary. Section 4.12 of the Company Disclosure Statement contains a list of all material Intellectual Property owned by the Company or any Subsidiary (collectively, the "Owned Intellectual Property") and a list of all material Intellectual Property licensed to the Company or any Subsidiary or licensed by the Company or any Subsidiary to any third party (the "Licensed Intellectual Property").

                  (b) For purposes of this Agreement, "Intellectual Property" shall mean trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person.

                  (c) Except as would not have a Material Adverse Effect on the Company, the rights of the Company or any Subsidiary in or to the Owned Intellectual Property do not conflict with, misappropriate, or infringe upon the Intellectual Property right of any third party. Neither the Company nor any Subsidiary has granted any license, sublicense or other right to any other person with respect to the Owned Intellectual Property or the Licensed Intellectual Property. Except as set forth in the SEC Reports, no claims have been made or asserted or are pending, nor, to the best knowledge of the Company, have any such claims been threatened, against the Company or any Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Owned Intellectual Property or Licensed Intellectual Property, or (ii) alleging that any Licensed Intellectual Property is being licensed, or used in violation of any Intellectual Property right of any third party.

                  (d) The Amended and Restated Research and Development Agreement between Hoeganaes and HB dated September 28, 1994 (the "Research Agreement") (i) is valid and binding on each party thereto, (ii) is in full force and effect, (iii) has not been amended or modified and (iv) by its terms will continue after, and be unaffected by, the consummation of the Offer and the Merger. Neither Hoeganaes, nor, to the best knowledge of the Company, HB is, in any material respect, in breach of or default under, the Research Agreement or has granted to any other person any rights, adverse or otherwise, under the Research Agreement.

                  (e) The statements of the Company made in the SEC Reports regarding the Company's Year 2000 compliance and the cost related thereto are true and complete in all material respects.

            SECTION 4.13 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) no real property currently or formerly owned or operated by the Company or any Subsidiary is contaminated with any Hazardous Substances to an extent or in a manner or condition requiring remediation or other action under any Environmental Law, (ii) no judicial or administrative proceeding is pending or, to the knowledge of the Company, threatened relating to liability for any off-site disposal or contamination, (iii) neither the Company nor any Subsidiary has received in writing any claims or notices alleging liability under any Environmental Law, and the Company has no knowledge of any circumstances that would reasonably be expected to result in such claims, and (iv) the Company and each Subsidiary are and have been in compliance with all applicable Environmental Laws and all permits, approvals, licenses and other authorizations issued pursuant thereto. "Environmental Law" means any applicable federal, state, local or foreign law, regulation, order, decree or judicial opinion, or other agency requirement having the force and effect of law, and relating to noise, odor, Hazardous Substances or the protection of the environment, health, safety or natural resources. "Hazardous Substance" means any waste or toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

            SECTION 4.14 Absence of Certain Changes or Events.

                  (a) Since September 27, 1998 and prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and there has not been any change or effect that is or is reasonably likely to be materially adverse to the business, operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company or any Subsidiary having, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) (i) Phase I of the HC 2000 Project is substantially complete and largely operational; (ii) Phase I of the HC 2000 Project will be fully operational by December 31, 1998 and will not require additional expenditures of more than approximately $2,000,000 and (iii) Section 4.14(b) of the Company Disclosure Statement sets forth the budget and the target dates for completion of Phase II of the HC 2000 Project (the "Phase II Budget"). For purposes of this Agreement, the "HC 2000 Project" means the currently planned improvements at the Gallatin facility of Hoeganaes.

            SECTION 4.15 Real Property. The Company or a Subsidiary either owns in fee or holds a leasehold interest in all real property material to the business and operations of the Company and the Subsidiaries, taken as a whole. The Company or a Subsidiary, as applicable, has good fee title or leasehold interest, as applicable, to such real property free and clear of all Liens subject only to (a) mortgages or deeds of trust disclosed in Section 4.15 of the Company Disclosure Statement, (b) liens for Taxes not yet due and payable and
(c) such other Liens as, individually or in the aggregate, do not materially interfere with the business and operations of the Company and the Subsidiaries, taken as a whole, as presently conducted. The Company has delivered to Parent true and complete copies of the leases, including any amendments thereto, for the Ridgway, Pennsylvania (River Road) and El Cajon, California (Gillespie Field) properties and each such lease is in full force and effect, and neither the Company nor any Subsidiary is in material breach of either thereof or has received any notice of termination or default thereunder, which default has not been cured.

            SECTION 4.16 Tax Matters.

                  (a) (i) The Company and each of the Subsidiaries has filed all United States federal, and all material state, local and foreign Tax Returns required to be filed by each of them; (ii) the Company and each of the Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken; (iii) there are no tax liens upon the assets of the Company or of any of the Subsidiaries except for statutory liens for current Taxes not yet due or being contested in good faith; and (iv) no deficiency for any income Taxes has been proposed, asserted or assessed against the Company or any of the Subsidiaries which has not been resolved and paid in full.

                  (b) For purposes of this Section 4.16 (i) "Tax Return" shall mean any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign Governmental Authority, or otherwise retained, with respect to Taxes and (ii) "Taxes" shall mean any and all taxes, levies, imposts, duties, assessments, charges and withholdings imposed or required to be collected by or paid over to any federal, state, local, supra-national or foreign Governmental Authority or any political subdivision thereof, including without limitation income, gross receipts, ad valorem, value added, minimum tax, franchise, sales, use, excise, license, real or personal property, unemployment, disability, stock transfer, mortgage recording, estimated, withholding or other tax, governmental fee or other like assessment or charge of any kind whatsoever, and including any interest, penalties, fines, assessments or additions to tax imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

            SECTION 4.17 Certain Approvals. Assuming the accuracy of Parent's representation in Section 5.06 of this Agreement, the Company has taken all action necessary such that the provisions of Section 203 of the GCL will not apply to either of the Transactions.

            SECTION 4.18 Required Vote of Company Stockholders. Unless the Merger may be consummated in accordance with Section 253 of GCL, the only vote of the stockholders of the Company required to adopt this Agreement and approve the Merger is the affirmative vote of the holders of Common Shares representing at least two-thirds (662/3%) of the total outstanding.

            SECTION 4.19 Opinion of Financial Advisor. The Company has received the written opinion of Morgan Stanley that the Common Share Offer Price and the Common Share Merger Price are fair, from a financial point of view, to the holders of Common Shares.

            SECTION 4.20 Rights Agreement.

                  (a) The Board has taken all necessary action to irrevocably amend the Rights Agreement so that neither the execution or delivery of this Agreement nor the making of the Offer or the acceptance for payment or payment for Shares by the Purchaser pursuant to the Offer will cause (i) the Rights to become exercisable under the Rights Agreement, (ii) Parent or Purchaser or any of their affiliates to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or (iii) the "Share Acquisition Date" (as defined in the Rights Agreement) to occur upon any such event.

                  (b) The "Distribution Date" (as defined in the Rights Agreement) has not occurred.

            SECTION 4.21 Brokers. Except for the engagement of Morgan Stanley, none of the Company, any Subsidiary, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Morgan Stanley pursuant to which such firm would be entitled to any payment relating to the Transactions.



                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

            Parent and the Purchaser represent and warrant to the Company as follows:

            SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            SECTION 5.02 Authority Relative to This Agreement. Each of Parent and the Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the Transactions have been duly and validly authorized and approved by the Boards of Directors of Parent and the Purchaser and by Parent as stockholder of the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize or approve this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms.

            SECTION 5.03 No Conflict; Required Filings and Consents.

                  (a) None of the execution, delivery and performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or violate the organizational documents of Parent or the Purchaser, (ii) conflict with or violate any laws, statute, ordinance, rule, regulation, order, judgment or decree applicable to

Parent or the Purchaser, or by which any property or asset of either of them is bound or affected, or (iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Purchaser is a party or by which any property or asset of either of them is bound or affected, except in the case of the foregoing clauses (ii) and (iii) for any such Violations which, individually or in the aggregate, would not materially adversely affect the ability of Parent or the Purchaser to consummate the Transactions.

                  (b) None of the execution and delivery of this Agreement by Parent and the Purchaser, the performance of this Agreement by Parent or the Purchaser, the consummation by Parent and the Purchaser of the Transactions or compliance by Parent and the Purchaser with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing and recordation of a certificate of merger, or, if permitted, a certificate of ownership and merger, pursuant to the GCL, (iii) the pre-merger notification requirements of the HSR Act, (iv) the requirements of the Exon-Florio Provision, (v) the notification requirements of the applicable International Traffic in Arms Regulations and (vi) Consents the failure of which to obtain or make would not materially adversely affect the ability of Parent or the Purchaser to consummate the Transactions.

            SECTION 5.04 Information. None of the information supplied or to be supplied by Parent and the Purchaser for inclusion in the Offer Documents will, at the time filed with the SEC or when first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Special Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

            SECTION 5.05 Financing. Parent or the Purchaser has available to it the funds necessary to consummate the Offer and the Merger on a timely basis.

            SECTION 5.06 Ownership of Company Common Stock. As of the date of this Agreement, neither Parent nor the Purchaser beneficially owns any shares of capital stock of the Company.

            SECTION 5.07 Brokers. Except for the engagement of Warburg Dillon Read LLC, none of Parent, the Purchaser, or any of their respective Subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.


                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.01 Conduct of Business of the Company. The Company covenants and agrees that, during the period from the date of this Agreement to the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and the Subsidiaries shall be conducted only in the ordinary course of business and in a manner consistent with past practice; and the Company will use its reasonable best efforts to preserve intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

                  (a) adopt any amendment to its Certificate of Incorporation or by-laws or equivalent organizational documents or the Rights Agreement;

                  (b) issue, reissue, sell, pledge, dispose of, grant or encumber or authorize the issuance, reissuance, or any sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company or any Subsidiary, or any warrants, options, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of
(x) Common Shares and Nonvoting Common Shares upon conversion of any Series A Shares or Nonvoting Common Shares and (y) a maximum of 2,000,000 Common Shares issuable pursuant to employee stock options outstanding on the date hereof) or
(ii) any assets of the Company or any Subsidiary, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution payable in cash, securities, property or otherwise, with respect to any of its capital stock, except for the declaration and payment in the ordinary course of business and consistent with past practice of any dividend; provided, however, in no event shall Hoeganaes pay any dividend that has previously been deferred;

                  (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except for (y) any special redemption of the Series A Shares at the Dividend Reference Value to which the holders thereof may be entitled upon the occurrence of a Change of Control (as such terms are defined in the Company's Restated Certificate of Incorporation) and (z) the redemption of the Rights;

                  (e) except for (i) increases in salary, wages and benefits of, and, after consultation with Parent, the establishing of annual incentive plans for, officers or employees of the Company or its Subsidiaries in the ordinary course of business and consistent with past practice (which incentive plans, in the case of Messrs. Reum, Gregory and Smith may be adopted at any time after December 1, 1998), (ii) increases in salary, wages and benefits granted to officers and employees of the Company or the Subsidiaries in the ordinary course of business and consistent with past practice in conjunction with new hires, promotions or other changes in job status, (iii) increases in salary, wages and benefits to employees of the Company pursuant to collective bargaining agreements entered into in the ordinary course of business, (iv) the payment in calendar year 1998 with respect solely to Messrs. Reum, Gregory and Smith, of
(x) annual bonuses payable in respect of the fiscal year ending December 27, 1998 and (y) bonuses payable for the three-year period from 1996 through 1998 pursuant to the Long-Term Plan under the 1996 Senior Executive Incentive Compensation Plan, it being understood that the bonuses to be paid in calendar year 1998 shall not exceed the bonuses that would have otherwise been payable,
(v) with respect solely to Messrs. Reum, Gregory and Smith, the acceleration of vesting into calendar year 1998 of any outstanding Options which vest by their terms upon a change in control, (vi) to the extent set forth in the Company Disclosure Statement, the funding or amendment of "rabbi trusts" with respect to the Directors Post-Retirement Income Plan, the deferred compensation agreements of Grant L. Johnson and Frederick C. Langenberg, and/or certain Key Executive Severance Agreements, (vii) to the extent set forth in the Company Disclosure Statement, the settlement of any outstanding non-qualified pension obligations, and (viii) to the extent set forth in the Company Disclosure Statement, the payment or transfer from The Interlake Corporation Retirement Savings Plan and/or Employee Stock Ownership Plan of the account balances of Messrs. Reum, Gregory and Smith, increase the compensation or fringe benefits payable or to become payable to its directors, officers or key employees (whether from the Company or any of the Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other key employee of the Company or any of the Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees (any of the foregoing being an "Employee Benefit Arrangement"), except in each case to the extent required by applicable law or regulation; provided, however, that nothing herein will be deemed to prohibit the payment of benefits as they become payable in accordance with the terms of an Employee Benefit Arrangement;

                  (f) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any supply or purchase agreements that will take in excess of 12 months to perform, or enter into any other contract or agreement other than in the ordinary course of business, consistent with past practice;
(iv) authorize or commit to any capital expenditure, which is in excess of the amounts allocated for any and all periods and/or any and all projects specified in the Company's 1999 Strategic Plan heretofore furnished to Parent or, with respect to the HC 2000 Project, the amount that is expressly contemplated by the Phase II Budget for any and all periods and/or any and all projects specified in the HC 2000 Project or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.01(f);

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 1998 Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice; or

                  (j) agree in writing or otherwise to take any of the foregoing actions.

            SECTION 6.02 Access to Information. From the date hereof until the Effective Time, the Company will, and will cause the Subsidiaries, and each of their respective officers, directors, employees, auditors, counsel, advisors and representatives (collectively, the

"Company Representatives") to, provide Parent and the Purchaser and their respective officers, directors, employees, auditors, counsel, advisors and representatives (collectively, the "Parent Representatives") reasonable access (subject, however, to existing confidentiality and similar nondisclosure obligations and the preservation of attorney client and work product privileges), during normal business hours and upon reasonable notice, to the officers, employees, agents, properties, offices, plants and other facilities and to the books and records of the Company and the Subsidiaries, and will permit Parent and the Purchaser to make inspections of such as either of them may reasonably require, and will cause the Company Representatives and the Subsidiaries to furnish Parent, the Purchaser and the Parent Representatives with all financial, operating and other data and information with respect to the business and operations of the Company and the Subsidiaries as Parent and the Purchaser, through its officers, employees or agents, may from time to time reasonably request; provided that nothing in this Section 6.02 shall be deemed to require the Company to make available to Parent or the Purchaser any facilities of, or information or materials with respect to, Hoeganaes to the extent the Company and its advisors determine that to do so would be contrary to its obligations to the minority stockholder of Hoeganaes. Unless otherwise required by Law, Parent and the Purchaser will, and will cause the Parent Representatives to, hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Parent, the Purchaser or the Parent Representatives. In the event of termination of this Agreement for any reason in accordance with Section 8.01, Parent and the Purchaser will, and will use their reasonable best efforts to cause the Parent Representatives to, return to the Company all copies of written information furnished by the Company or any of the Company Representatives to Parent or the Purchaser or the Parent Representatives (other than such documents as may have been filed with the SEC or otherwise be publicly available) and destroy all memoranda, notes and other writings prepared by Parent, the Purchaser or the Parent Representatives based upon or including the information furnished by the Company or any of the Company Representatives to Parent or the Purchaser or the Parent Representatives (and Parent will certify to the Company that such destruction has occurred). In addition, Parent will comply with the terms of the Confidentiality Agreement (as hereinafter defined). No investigation pursuant to this Section 6.02 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

            SECTION 6.03 Reasonable Best Efforts.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions and (ii) use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Board, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions. The parties hereto shall together give notice of the Transactions promptly to the Chairman of the Committee on Foreign Investment in the United States pursuant to the

Exon-Florio Provision, and each of the parties hereto shall make such additional filings and submissions as may be reasonably necessary under the Exon-Florio Provision in respect of the Transactions. The Company shall promptly provide the notification to the U.S. Department of State required by the International Traffic in Arms Regulations and shall request a waiver of the waiting period contemplated thereby. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such action.

                  (b) In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or the Purchaser or any of their respective Subsidiaries should be discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Offer Documents or the Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance.

            SECTION 6.04 Consents.

                  (a) Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other person required in connection with, and waivers of any Violations that may be caused by, the consummation of the transactions contemplated by the Offer and this Agreement.

                  (b) Each party hereto shall promptly inform the others of any material communication from the United States Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority (collectively, an "Antitrust Authority") regarding either of the Transactions. If any party or any affiliate thereof receives a request for additional information or documentary material from any such government or authority with respect to the Transactions, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. If any Antitrust Authority raises an objection to either of the Transactions or proposes or seeks to impose any operating restrictions in connection therewith, Parent and the Purchaser agree, expeditiously and in good faith, to discuss such objections and restrictions and all other possible resolutions with such Antitrust Authority. Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign government or governmental or multinational authority in connection with the Transactions.

            SECTION 6.05 Public Announcements. So long as this Agreement is in effect, Parent, the Purchaser and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or either Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange to which Parent, an affiliate of Parent or the Company is subject.

            SECTION 6.06 Employee Benefit Arrangements. Parent agrees that the Company will honor and, from and after the Effective Time, Parent will cause the Surviving Corporation to honor, all Employee Benefit Arrangements to which the Company or any of its Subsidiaries is presently a party. Nothing herein shall be construed to limit the Company or the Purchaser from amending or terminating an Employee Benefit Arrangement to the extent permitted under the terms of the applicable Employee Benefit Arrangement.

            SECTION 6.07 Indemnification.

                  (a) Parent agrees that all rights to indemnification now existing in favor of any employee, agent, director or officer of the Company and its Subsidiaries (the "Indemnified Parties") as provided in their respective charters or by-laws, in an agreement between an Indemnified Party and the Company or one of its Subsidiaries, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. The Company shall, and after the Effective Time, the Surviving Corporation shall, indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any Subsidiary or as trustees or fiduciaries of any plan for the benefit of employees, or otherwise on behalf of the Company or any Subsidiary, occurring prior to the Effective Time, including, without limitation, the Transactions. Without limitation of the foregoing, in the event any such Indemnified Party is or becomes involved in any action, proceeding or investigation in connection with any matter, including, without limitation, the Transactions, occurring prior to, and including, the Effective Time, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses incurred by any Indemnified Party, including reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received, and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided further that neither the Company nor the Surviving Corporation shall be obligated pursuant to this Section 6.07(a) to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action.

                  (b) The Surviving Corporation shall use its best efforts to maintain in effect for six years from the Effective Time, if available, the current policies of the directors' and officers' liability insurance maintained by the Company; provided that the Surviving Corporation may substitute therefor policies issued by a similarly rated insurance company of at least the same coverage containing terms and conditions which are not less favorable (taken as a whole) and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided further that the Surviving Corporation shall not be required to expend pursuant to this
Section 6.07(b) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $300,000 in the aggregate for the current year), and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.07(b), it shall obtain as much comparable insurance as possible for an annual premium equal to such amount.

            SECTION 6.08 No Solicitation. Neither the Company nor any Subsidiary shall, directly or indirectly, through any directors, officers, employees, agents, affiliates, representatives or otherwise, solicit or initiate any inquiries or the submission of any proposal or offer from any person with respect to any tender offer, merger, consolidation, liquidation, recapitalization, business combination, sale of significant assets, sales of shares of capital stock or similar transactions involving the Company or any Subsidiary or any division of the Company or any Subsidiary (an "Acquisition Transaction") or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate, any effort or attempt by any other person (other than Parent, the Purchaser or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that the Company may, in response to an unsolicited proposal with respect to an Acquisition Transaction (an "Alternative Proposal") from a third party, furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, in each case only if the Company's Board, in good faith, deems it necessary to do so in the exercise of its fiduciary obligations after consultation with outside counsel and an independent nationally recognized investment banking firm. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction. The Company shall notify Parent promptly in writing if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made or if any party makes any Alternative Proposal and shall, in any such written notice to Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry, contact or Alternative Proposal and the terms and conditions of such proposal, offer, inquiry, contact or Alternative Proposal and any subsequent developments with respect thereto. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

            SECTION 6.09 Notification of Certain Matters. Parent and the Company shall promptly notify each other of (a) the occurrence, or non-occurrence of any fact or event the occurrence, or non-occurrence of which would be reasonably likely (i) to cause
(x) any representation or warranty contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (y) any representation or warranty contained in this Agreement that is not qualified by materiality to be untrue or inaccurate in any material respect, or (ii) to cause any covenant, condition or agreement hereunder not to be complied with or satisfied and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            SECTION 6.10 Redemption of Rights.

                  (a) The Board shall take such additional action as is necessary under the Rights Agreement to ensure that the Distribution Date (as defined therein) does not occur, and that the Rights do not become exercisable, by virtue of this Agreement or either Transaction.

                  (b) The Company shall, upon the request of the Purchaser, take such action, including, without limitation, redeeming all outstanding Rights immediately prior to the time of acceptance for payment by the Purchaser of any Shares pursuant to the Offer or thereafter at the applicable Redemption Price (as defined in the Rights Agreement), in order to render the Rights inapplicable to the Transactions.

            SECTION 6.11 State Takeover Laws. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the Transactions, including the Offer and the Merger, of any state takeover law.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

            SECTION 7.01 Conditions. The respective obligations of Parent, the Purchaser and the Company to effect the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

                  (a) Stockholder Approval. The stockholders of the Company shall, if required under the Company's Restated Certificate of Incorporation or applicable law, have duly approved and adopted this Agreement and the Merger pursuant to the requirements of the Company's Restated Certificate of Incorporation and applicable law.

                  (b) Purchase of Securities. The Purchaser shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer in accordance with the terms thereof; provided that this condition shall be deemed to have been satisfied with respect to Parent and the Purchaser if the Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer in breach of this Agreement or the terms of the Offer.

                  (c) Injunctions; Illegality. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or the Purchaser or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions.


                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER

            SECTION 8.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Merger by the stockholders of the Company:

                  (a) by the mutual written consent duly authorized by the boards of directors of Parent and the Company;

                  (b) by the Company, upon approval of the Board, if (i) the Purchaser shall have failed to commence the Offer as provided in Section 1.01 hereof or (ii) the Purchaser shall not have accepted for payment and paid for Shares pursuant to the Offer in accordance with the terms thereof within five months following the commencement of the Offer, unless such failure to pay for Shares shall have been caused by or resulted from the failure of the Company to perform in any material respect any of its covenants or agreements contained in this Agreement or the material breach by the Company of any of its representations or warranties contained in this Agreement;

                  (c) by Parent at any time prior to the acceptance of Shares for payment pursuant to the Offer if, due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex I hereto,
(i) the Purchaser shall have failed to commence the Offer as provided in Section
1.01 hereof or (ii) the Purchaser shall not have accepted for payment and paid for shares pursuant to the Offer in accordance with the terms thereof within five months following the commencement of the Offer, unless such failure to accept for payment or pay for Shares shall have been caused by or resulted from the failure of Parent or the Purchaser to perform in any material respect any covenant or agreement of either of them contained in this Agreement or the material breach by Parent or the Purchaser of any representation or warranty of either of them contained in this Agreement;

                  (d) by Parent or the Company upon approval by the Board if the Offer shall have expired or been terminated pursuant to its terms on account of the failure of any condition specified in Annex I without the Purchaser having purchased any Shares thereunder; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of any such condition;

                  (e) by Parent or the Company if the Effective Time shall not have occurred on or before June 7, 1999; provided, however, that the right to terminate this Agreement under this Section 8.01(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (f) by Parent or the Company if any U.S. District Court or similar competition tribunal outside the United States shall have issued, enacted, entered, promulgated or enforced any injunction (or other similar order) prohibiting the Offer or the Merger and such injunction (or similar order) shall have become final and nonappealable;

                  (g) by the Company at any time prior to the acceptance for payment of Shares by the Purchaser pursuant to the Offer, if there shall be an Alternative Proposal which the Board in good faith, in the exercise of its fiduciary duties to the Company's stockholders, determines represents a superior transaction for the stockholders of the Company as compared to the Offer and the Merger after consultation with outside counsel and an independent nationally recognized investment banking firm; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(g) shall not be available
(i) if the Company shall have breached in any material respect its obligations under Section 6.08, other than, in the case of an Alternative Proposal from HB, a breach solely of the covenant contained in Section 6.08 not to solicit or initiate any inquiries or the submission of any proposal or offer, or (ii) if, prior to or concurrently with any purported termination pursuant to this Section 8.01(g), the Company shall not have paid the fees and expenses contemplated by
Section 8.03, or (iii) if the Company shall not have provided Parent and the Purchaser with at least five business days' prior written notice of its intent to so terminate this Agreement together with a summary of the material terms and conditions of the Alternative Proposal; and

                  (h) by Parent, if the Board shall have failed to recommend, or shall have withdrawn, modified or amended in a manner adverse to Parent or the Purchaser, its approval or recommendation of the Offer or the Merger, or shall have recommended acceptance of any Alternative Proposal, or shall have resolved to do any of the foregoing.

            SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, other than the provisions of this
Section 8.02, Section 8.03 and the second to the last and third to the last sentences of Section 6.02, which shall survive any such termination. Nothing contained in this Section 8.02 shall relieve any party from its liability for any breach of this Agreement or the Confidentiality Agreement.

            SECTION 8.03 Fees and Expenses.

                  (a) Except as provided in Section 8.03(b), whether or not the Offer or the Merger is consummated, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  (b) (i) To compensate Parent and its affiliates for entering into this Agreement and taking action to consummate the Transactions and incurring the costs and expenses related thereto and other losses and expenses, including the forgoing by Parent of other opportunities, the Company and Parent agree that the Company shall pay to Parent $10,000,000 (the "Commitment Amount") if this Agreement is terminated (A) by the Company pursuant to Section 8.01(g) or (B) by Parent pursuant to Section 8.01(h) (unless the event described therein occurs solely as a result of Parent's breach in any material respect of its representations, warranties, covenants or agreements set forth in this Agreement).

                  The Commitment Amount shall be payable (1) at the time of termination if such amount becomes payable pursuant to clause (A) above and (2) on the next business day following termination if such amount becomes payable pursuant to clause (B) above.

                        (ii) The Company shall reimburse Parent and its affiliates for the reasonable out-of-pocket expenses of the Purchaser and its affiliates, not to exceed $2,000,000 in the aggregate, specifically related to the Offer, the Merger, this Agreement and the Transactions (including, without limitation, amounts paid or payable to banks and investment bankers, fees and expenses of counsel, accountants and consultants, and printing expenses), regardless of when those expenses are incurred, if this Agreement is terminated and the Purchaser is entitled to the Commitment Amount.

            SECTION 8.04 Amendment. Subject to Section 1.03(c), this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Merger by the stockholders of the Company, no amendment may be made which decreases the Merger Consideration or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended, except by an instrument in writing signed on behalf of all of the parties.

            SECTION 8.05 Extension; Waiver. Subject to Section 1.03(c), at any time prior to the Effective Time, any party hereto, by action taken by or on behalf of its boards of directors, may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01 Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Section 3.02, the last sentence of Section 6.03(a), Section 6.06 and Section
6.07 shall survive the Effective Time indefinitely (except to the extent that a shorter period of time is explicitly specified therein).

            SECTION 9.02 Entire Agreement; Assignment.

                  (a) This Agreement (including the documents and the instruments referred to herein) and the letter agreement by and between the Purchaser and the Company, dated August 26, 1998 (the "Confidentiality Agreement"), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

                  (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            SECTION 9.03 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

            SECTION 9.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties at the following addresses:

            If to Parent or the Purchaser:

            GKN North America Incorporated
            3300 University Drive
            Auburn Hills, MI 48326-2362
            Attention: Seifi Ghasemi
            Telecopier No.: (248) 371-0808

            with a copy to:

            Shearman & Sterling
            599 Lexington Avenue
            New York, NY  10022
            Attention:  Bonnie Greaves, Esq.
            Telecopier No.:  (212) 848-7179

            If to the Company:

            The Interlake Corporation
            550 Warrenville Road
            Lisle, Illinois  60532-4387
            Attention: Stephen R. Smith
                       Vice President, Secretary
                         and General Counsel
            Telecopier No.: (630) 719-7242

            with copies to:

            Winston & Strawn                 Jones Day Reavis & Pogue
            35 West Wacker Drive             77 West Wacker Drive
            Chicago, Illinois  60601         Chicago, Illinois  60601
            Attention: James M. Reum, Esq.   Attention: William P. Ritchie, Esq.
            Telecopier No.: (312) 558-5700   Telecopier No.: (312) 782-8585

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

            SECTION 9.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            SECTION 9.06 Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the actions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than a federal or state court sitting in the State of Delaware.

            SECTION 9.07 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            SECTION 9.08 Counterparties. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            SECTION 9.09 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except with respect to the rights of the individuals directly or indirectly named or referred to in Sections 1.03(c), 2.09 and 6.07 to enforce the provisions of such Sections (for purposes of which provisions such individuals shall be deemed to be third-party beneficiaries with privity to enforce such provisions), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            SECTION 9.10 Certain Definitions. As used in this Agreement:

                  (a) the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

                  (b) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

                  (c) the term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

            SECTION 9.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 9.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

            SECTION 9.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.


                            [signature pages follow]

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.


                                    GKN NORTH AMERICA
                                       INCORPORATED


                                    By: /s/ Grey Denham
                                        ----------------------------------
                                        Name: Grey Denham
                                        Title: President




                                    GKN NORTH AMERICA
                                       MANUFACTURING INC.


                                    By: /s/ Seifi Ghasemi
                                        ----------------------------------
                                        Name: Seifi Ghasemi
                                        Title: Vice President


                                    THE INTERLAKE CORPORATION


                                    By: /s/ W. Robert Reum
                                        ----------------------------------
                                        Name: W. Robert Reum
                                        Title: Chairman, President and
                                               Chief Executive Officer

            GKN plc hereby unconditionally guarantees the obligations of Parent and the Purchaser hereunder.


                                    GKN plc


                                    By: /s/ David J. Turner
                                        ----------------------------------
                                        Name: David J. Turner
                                        Title: Finance Director

                                                                         ANNEX I


                             CONDITIONS TO THE OFFER

            Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for any tendered Shares, and may, subject to the terms of the Merger Agreement, terminate or amend the Offer or postpone the acceptance for payment of or payment for tendered Shares if (i) there are not validly tendered and not withdrawn prior to the expiration of the Offer that number of Common Shares and Series A Shares that (after giving effect to the conversion all such Series A Shares to Common Shares) represents at least two-thirds (66-2/3%) of the outstanding Common Shares on a fully diluted basis on the date of purchase (not taking into account the Rights) (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, (iii) the initial review period contemplated by the Exon-Florio Provision shall not have expired prior to the expiration of the Offer, (iv) the waiting period under the International Traffic in Arms Regulations shall not have expired or been waived prior to the expiration of the Offer or (v) at any time on or after the date of the Merger Agreement and prior to the acceptance for payment of Shares, any of the following conditions (each, a "Condition") shall exist:

                  (a) there shall have been instituted or be pending any action or proceeding by any Governmental Entity before any court or governmental, administrative or regulatory authority or agency of competent jurisdiction, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, the Purchaser or any other affiliate of Parent, or the consummation of the Merger, or seeking to obtain material damages in connection with either Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their Subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their Subsidiaries, or to compel the Company, Parent or any of their Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their Subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm limitations on the ability of Parent, the Purchaser or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by the Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the Transactions; (iv) seeking to require divestiture by Parent, the Purchaser or any other affiliate of Parent of any Shares; or (v) which otherwise has a Material Adverse Effect on the Company or which is reasonably likely to materially adversely affect the business, operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of Parent;

                  (b) there shall have been any action taken or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction (whether preliminary or permanent) enacted, entered, enforced, promulgated, amended or issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) either Transaction, by any Governmental Entity other than the routine application of the waiting period provisions of the HSR Act to the Offer or the Merger, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through
      (v) of paragraph (a) above; or

                  (c) there shall have occurred any change, condition, event or development that, individually or in the aggregate, would have or has had a Material Adverse Effect on the Company; or

                  (d) (i) it shall have been publicly disclosed or the Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of Common Shares representing 15% or more of the then outstanding Common Shares, on a fully diluted basis (not taking into account the Rights), has been acquired by any person, other than Parent, any of its affiliates, First Chicago Equity Corporation and First Chicago NBD Corporation, or (ii) the Board or any committee thereof shall have (A) withdrawn or modified in a manner adverse to Parent or the Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Alternative Proposal or any other acquisition of Shares other than the Offer and the Merger or (B) resolved to do any of the foregoing; or

                  (e) the Company, the Purchaser and Parent shall have agreed that the Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder; or

                  (f) the Merger Agreement shall have been terminated in accordance with its terms; or

                  (g) any representation or warranty of the Company in the Merger Agreement which is qualified as to materiality shall not be true and correct and any such representation or warranty that is not so qualified shall not be true and correct in all material respects, in each case as if such representation or warranty was made as of such time on or after the date of this Agreement if any such failure to be true and correct, individually or in the aggregate, would have a Material Adverse Effect or would materially increase the amount paid to the Company's stockholders in the Offer and the Merger; or

                  (h) the Company shall have breached or failed to perform in any material respect any of its material obligations, or to comply in any material respect with any of its material covenants or agreements under the Merger Agreement and, with respect to any such failure that could be remedied, shall not have remedied such failure within seven business days after the Purchaser shall have furnished the Company with written notice of such breach or failure; or

                  (i) there shall have occurred, and continued to exist, (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or in the London Stock Exchange for a period in excess of ten consecutive trading hours or (ii) a declaration of any banking moratorium by any United Kingdom or United States federal or state authorities or any suspension of payments in respect of banks by any such authorities;

which, in the reasonable judgment of the Purchaser in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

            The foregoing conditions are for the benefit of Parent and the Purchaser and may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to any such condition and, except for the Minimum Condition, may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in their reasonable discretion, in each case, subject to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

            Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for payment shall forthwith be returned by the depositary to the tendering stockholders.

            The capitalized terms used in this Annex I shall have the meanings set forth in the Merger Agreement to which it is annexed.